Exhibit 99.1

Nortel Networks, VoltDelta Announce Venture to Focus on Directory and Operator Services

    NEW YORK--(BUSINESS WIRE)--June 11, 2004--Nortel Networks (NYSE:NT) (TSX:NT) and VoltDelta, a wholly owned subsidiary of Volt Information Sciences, Inc. (NYSE:VOL) have entered into an agreement under which Nortel Networks will contribute certain assets and liabilities of its directory and operator services (DOS) business to VoltDelta.
    In return, Nortel Networks will receive a minority equity interest in VoltDelta, a leading provider of DOS in North America and Europe. This transaction between the companies is expected to close during the third quarter of calendar year 2004.
    Nortel Networks expects approximately 160 DOS employees in North America and Mexico to join VoltDelta. Nortel Networks will retain its Traffic Operator Position System (TOPS) business, based primarily in Research Triangle Park, N.C.
    "By capitalizing on the synergies between the two companies, we expect to be able to accelerate development, work more efficiently, and increase interoperability between the products in our customers' networks," said Sue Spradley, president, Wireline Networks, Nortel Networks. "This will lead to faster time-to-market and help our customers reduce the level of investment in future products."
    "VoltDelta is committed to providing comprehensive wireless and wireline solutions that include the necessary databases, technology, and human capital that enable carriers to deploy state-of-the-art, cost competitive operator services," said Joe DiAngelo, president, VoltDelta. "We will work closely with Nortel Networks to maintain quality and efficiency and to provide seamless service to all of Nortel Networks directory and operator assistance customers, many of which are also existing VoltDelta customers."
    VoltDelta's DOS business will provide continued focus and investment to develop next generation directory assistance voice over packet based solutions - particularly for the wireless market - to meet rapidly evolving customer requirements. The venture will provide existing and future DOS customers with new solutions, giving customers access to an expanded suite of products, content and enhanced services.

    VoltDelta, a subsidiary of Volt Information Sciences (reported as Volt's Computer Systems segment) is a leading provider of enhanced directory assistance solutions and information services to the global telecommunications market. Thirty years of operator services experience have enabled VoltDelta to meet evolving market requirements providing innovative technology and services to wireline and wireless markets. For further information please visit www.voltdelta.com or www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with Volt, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Volt's reports filed with the Securities and Exchange Commission. Copies of Volt's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention: Shareholder Relations. These and other SEC filings by Volt are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at Volt's website at http://www.volt.com in the Investor Information section.

    Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The Company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Wireline Networks, Enterprise Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

    Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events.
    Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel Networks independent review and planned restatement of its previously announced or filed financial results; the impact of the management changes announced on April 28, 2004; the impact of the inability to meet Nortel Networks filing obligations on support facilities and public debt obligations; the sufficiency of Nortel Networks restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by Nortel Networks customers; fluctuations in Nortel Networks operating results and general industry, economic and market conditions and growth rates; the communication by Nortel Networks auditors of the existence of material weaknesses in internal control; Nortel Networks ability to recruit and retain qualified employees; fluctuations in Nortel Networks cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel Networks normal course business activities; the dependence on Nortel Networks subsidiaries for funding; the impact of Nortel Networks defined benefit plans and deferred tax assets on results of operations and Nortel Networks cash flows; Nortel Networks dependence on new product development and its ability to predict market demand for particular products; Nortel Networks ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel Networks customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel Networks purchase contracts; the impact of Nortel Networks supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of Nortel Networks strategic alliances; and the adverse resolution of litigation, investigations, intellectual property disputes and similar matters.
    For additional information with respect to certain of these and other factors, see the most recent Form 10 Q/A and Form 10-K/A filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Nortel Networks, the Nortel Networks logo, the Globemark and
Business Without Boundaries are trademarks of Nortel Networks.
VoltDelta, Volt and the VoltDelta and Volt logos are trademarks of Volt Information Sciences and its subsidiaries.

    CONTACT: Nortel Networks
             Media Relations
             Tina Warren, 905-863-4702
             email: tinawarr@nortelnetworks.com
             or
             Carrie Kasten, +44 1628 43 5358
             email: ckasten@nortelnetworks.com
             or
             Investor Relations
             888-901-7286 or 905-863-6049
             email: investor@nortelnetworks.com
             or
             Volt Delta
             Ron Kochman, 212-704-2490
             email: rkochman@volt.com